UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2009

SUPPORT.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1900 Seaport Blvd., Third Floor, Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(650) 556-9440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 23, 2009, James Thanos informed the Board of Directors (the “Board”) of support.com Inc. (the “Company”) that he is retiring from the Board, effective October 23, 2009.

(d) On October 26, 2009, the Board appointed Mark Fries to the Compensation Committee and the Nominating and Corporate Governance Committee. The Compensation Committee now consists of J. Martin O’Malley, Jim Stephens and Mark Fries. The Nominating and Corporate Governance Committee now consists of Kevin C. Eichler, Jim Stephens and Mark Fries.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On October 26, 2009, the Board approved an amendment to the Company’s Bylaws, effective on October 26, 2009. The Board amended the Bylaws to reflect the change in the name of the Company from SupportSoft, Inc. to support.com, Inc., and amended article III, Section 1 of the Company’s Bylaws to decrease the number of directors that constitute the whole Board to six directors, effective October 26, 2009.

This description of the amendment of the Bylaws is qualified by reference to the full text of the Amended and Restated Bylaws, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

3.2	Amended and Restated Bylaws of support.com, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2009

SUPPORT.COM INC.

By:	/S/ SHELLY SCHAFFER
Name:	Shelly Schaffer
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.2	Amended and Restated Bylaws of support.com, Inc.